SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K-A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2003

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

39 Second Street, NW, Hickory, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

(Former name or address, if changed since last report.)

Item 9-1.	Regulation FD Disclosure

On October 28, 2003, the registrant filed on Form 8-K Item 9-1 reporting earnings. In such report, earnings per share were reflected without taking into account the effect of the 10% stock dividend declared on September 9, 2003, for shareholders of record October 31, 2003.

Quarterly earnings per share should have been $0.25 per share not $0.28 for 2003 and $0.36 per share not $0.40 per share for 2002.

Year to date earnings per share should have been $0.84 not $0.89 for 2003 and $0.94 not $1.03 for 2003

This Current Report on Form 8-K-A (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ R. Steve Aaron
R. Steve Aaron President and Chief Executive Officer

Dated: November 13, 2003